As filed with the United States Securities and Exchange Commission on July 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1694797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5911 Kingstowne Village Parkway, 6th Floor

Alexandria, Virginia 22315

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Spok Holdings, Inc. 2020 Equity Incentive Award Plan

(Full title of the plan)

Vincent D. Kelly

President and Chief Executive Officer

Spok Holdings, Inc.

5911 Kingstowne Village Parkway, 6th Floor

Alexandria, Virginia 22315

(800) 611-8488

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

Julia A. Thompson

Latham & Watkins LLP

555 11th Street, NW, Suite 1000

Washington, DC 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register 1,500,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Spok Holdings, Inc. (the “Company”) that may be issued to participants pursuant to the Amended and Restated Spok Holdings, Inc. 2020 Equity Incentive Award Plan (the “Plan”). On July 25, 2023, stockholders of the Company approved an amendment and restatement of the Plan at the Company’s 2023 Annual Meeting of Stockholders, which increased the number of shares of Common Stock available to be issued under the Plan by 1,500,000 shares.

This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2020 (File No. 333-240213) to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will send or give the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Company does not need to file these documents with the Commission either as a part of the Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023, including portions of the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2023, specifically incorporated by reference into the Annual Report on Form 10-K;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June  30, 2023, filed with the Commission on May  4, 2023 and July 27, 2023, respectively;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on February 22, 2023, February  28, 2023, May  3, 2023 and July 26, 2023 (excluding portions of such Current Reports that are “furnished” under Items 2.02 or 7.01 of Form  8-K); and

(d) The Company’s Registration Statement on Form 8-A filed with the Commission on November 17, 2004, which describes the terms, rights and provisions applicable to the Common Stock, including any amendment or report filed for purposes of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Spok Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 8, 2014)

4.2	Fourth Amended and Restated Bylaws of Spok Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2022)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated Spok Holdings, Inc. 2020 Equity Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 28, 2023)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on July 27, 2023.

SPOK HOLDINGS, INC.

By:	/s/ Vincent D. Kelly
Name:	Vincent D. Kelly
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vincent D. Kelly, Michael W. Wallace and Calvin C. Rice, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent D. Kelly Vincent D. Kelly	Director, President and Chief Executive Officer (principal executive officer)	July 27, 2023

/s/ Calvin C. Rice Calvin C. Rice	Chief Financial Officer (principal financial officer and principal accounting officer)	July 27, 2023

/s/ Christine M. Cournoyer Christine M. Cournoyer	Chairman of the Board	July 27, 2023

/s/ Dr. Bobbie Byrne Dr. Bobbie Byrne	Director	July 27, 2023

/s/ Randy Hyun Randy Hyun	Director	July 27, 2023

/s/ Brett Shockley Brett Shockley	Director	July 27, 2023

/s/ Todd Stein Todd Stein	Director	July 27, 2023